EXHIBIT 99.21
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AT THE TRUST                   AT THE FINANCIAL RELATIONS BOARD
Karen Dickelman                Georganne Palffy
Investor Relations             Analyst Inquiries
312/683-3671                   312/640-6768
ir@banyanreit.com



FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 16, 2000




                         BANYAN STRATEGIC REALTY TRUST
                 DECLARES THIRD QUARTER 2000 CASH DISTRIBUTION


CHICAGO, OCTOBER 16, 2000 -- Banyan Strategic Realty Trust (Nasdaq: BSRTS) today declared a quarterly cash distribution of 12 cents per share for the third quarter ended September 30, 2000. The distribution is payable November 28, 2000 to shareholders of record as of October 27, 2000.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. These properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois and smaller markets such as Huntsville, Alabama, Louisville, Kentucky, Memphis, Tennessee, and Orlando, Florida. The Trust's current portfolio consists of 27 properties totaling 3.5 million rentable square feet. As of this date, the Trust has 14,238,161 shares of beneficial interest outstanding.



              See Banyan's website at http://www.banyanreit.com.




       For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "BSRTS".






















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